Exhibit 6

                   FOURTH AMENDMENT TO
                    RIGHTS AGREEMENT


     AMENDMENT,  dated  and  effective  as  of October 9,
1997,  to  the Rights Agreement, dated as of November  5,
1990   (the   "Rights   Agreement"),   between   Melamine
Chemicals, Inc.,  a Delaware corporation (the "Company"),
and Wachovia Bank and  Trust  Company, N.A. (now Wachovia
Bank, N.A.) (the "Rights Agent"),  as  heretofore amended
by an Amendment to Rights Agreement, dated  as  of August
7,  1991,  between the Company and the Rights Agent  (the
"First  Amendment"),   a   Second   Amendment  to  Rights
Agreement, dated as of August 3, 1994, between the Company and the Rights Agent (the "Second Amendment"), and a Third Amendment to Rights Agreement, dated as of October 9, 1997, between the Company and the Rights Agent
(the "Third Amendment"),

                     W I T N E S S E T H:

     WHEREAS, on November 5, 1990, the Board of Directors of the Company authorized the issuance and declared a dividend of one right (a "Right") for each share of common stock, par value $.01 per share of the Company outstanding as of the close of business on November 15, 1990, with each Right representing the right to purchase
1/100  of  a  share  of  Series  A  Junior  Participating
Preferred Stock, par value $1.00 per share, of the Company;

     WHEREAS, the Board of Directors of the Company further authorized the issuance of one Right with respect to each share of common stock of the Company that shall become outstanding between November 15, 1990 and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, as defined in the Rights
Agreement;

     WHEREAS, Section 7 of the Rights Agreement as heretofore amended defines Final Expiration Date as the "close of business on November 15, 1998;"

     WHEREAS,   Section   27   of  the  Rights  Agreement
provides, in part, that the Company and the Rights Agent may, without the approval of, or notice to, the holders of the Rights, amend or supplement the Rights Agreement to make any provision with respect to the Rights that the Company deems necessary or desirable; and

     WHEREAS, the Company and the Rights Agent desire to further amend and modify the Rights Agreement in certain respects.

     NOW THEREFORE,  in  consideration  of  the foregoing
premises  and  mutual agreements set forth in the  Rights
Agreement  as  heretofore   amended   and   this   Fourth
Amendment, the parties hereby agree as follows:

     1. The Rights Agreement, as heretofore amended, is hereby further modified and amended by deleting the first sentence of paragraph (a) of Section 1 and substituting therefor the following:

          (a)   "Acquiring  Person"  shall  mean any
     Person  (as  such  term is hereinafter defined)
     who or which, together  with all Affiliates and
     Associates  (as  such  terms   are  hereinafter
     defined)   of   such   Person,  shall  be   the
     Beneficial Owner (as such  term  is hereinafter
     defined) of 10% or more of the Common Shares of
     the  Company  then outstanding, but  shall  not
     include (i) the  Company,  (ii)  any Subsidiary
     (as  such term is hereinafter defined)  of  the
     Company, (iii) any employee benefit plan of the
     Company  or any Subsidiary of the Company, (iv)
     any  entity   holding   Common  Shares  for  or
     pursuant to the terms of  any  such  plan,  (v)
     Ashland  Chemical,  Inc.,  ChemFirst,  Inc., as
     successor to First Mississippi Corporation,  or
     any  Affiliate  or  Associate of either Ashland
     Chemical, Inc. or ChemFirst,  Inc. (each of the
     foregoing  in  this  clause  (v), an  "Exempted
     Person"),  unless  such Exempted  Person  shall
     acquire additional Common Shares after the date
     hereof, or (vi) Borden  Chemical,  Inc.  or its
     Subsidiaries,    Affiliates    or    Associates
     (hereinafter, collectively, "Borden").


     2.   The Rights Agreement, as heretofore amended, is
hereby   further  modified  and  amended  by  adding   an
additional  paragraph at the end of the definition of the
terms  "Beneficial   Owner"  and  "beneficially  own"  in
paragraph (c) of Section 1 reading as follows:

     Notwithstanding anything  in this definition of
     Beneficial  Owner and Beneficial  Ownership  to
     the contrary,  Borden shall not be deemed to be
     the Beneficial Owner  of,  nor  to beneficially
     own,  any of the Common Shares of  the  Company
     solely  by reason of the approval, execution or
     delivery  by any party thereto, or by reason of
     the amendment  or  consummation  of  any of the
     transactions  contemplated by (A) the Agreement
     and  Plan  of  Merger   by   and  among  Borden
     Chemical, Inc., MC Merger Corp.,  and  Melamine
     Chemicals,  Inc.  dated  and  effective  as  of
     October  9,  1997  (the "Merger Agreement"), or
     (B) the Tender Agreement  dated October 9, 1997
     by and among Borden Chemical,  Inc.,  MC Merger
     Corp.,   and   ChemFirst,   Inc.  (the  "Tender
     Agreement").

     3. The Rights Agreement, as heretofore amended, is hereby further modified and amended by deleting the first sentence of paragraph (a) of Section 3 of the Rights
Agreement and substituting therefor the following:

     (a)  Until  the  earlier  of  (i) the tenth day
     after the Shares Acquisition Date  or  (ii) the
     tenth  business day (or such later date as  may
     be  determined   by  action  of  the  Board  of
     Directors prior to  such  time  as  any  Person
     becomes an Acquiring Person) after the date  of
     the  commencement by any Person (other than (i)
     the  Company,   (ii)   any  Subsidiary  of  the
     Company, (iii) any employee benefit plan of the
     Company or of any Subsidiary  of  the  Company,
     (iv)  any  entity holding Common Shares for  or
     pursuant to  the  terms of any such plan or (v)
     Borden) of, or of the first public announcement
     of the intention of  any Person (other than (i)
     the  Company,  (ii)  any   Subsidiary   of  the
     Company, (iii) any employee benefit plan of the
     Company  or  of  any Subsidiary of the Company,
     (iv) any entity holding  Common  Shares  for or
     pursuant  to the terms of any such plan or  (v)
     Borden) to commence, a tender or exchange offer
     the consummation  of  which would result in any
     Person becoming the Beneficial  Owner of Common
     Shares  aggregating  10%  or more of  the  then
     outstanding Common Shares (including  any  such
     date  which is after the date of this Agreement
     and prior  to  the  issuance of the Rights; the
     earlier of such dates  being herein referred to
     as  the "Distribution Date"),  (x)  the  Rights
     will be evidenced (subject to the provisions of
     Section  3(b)  hereof)  by the certificates for
     Common Shares registered  in  the  names of the
     holders thereof (which certificates  shall also
     be deemed to be Right Certificates) and  not by
     separate  Right Certificates, and (y) the right
     to   receive   Right   Certificates   will   be
     transferable   only   in  connection  with  the
     transfer of Common Shares.

     4. The Rights Agreement, as heretofore amended, is hereby further modified and amended by deleting paragraph
(a) of Section 7 and substituting therefor the following:

          (a) The registered  holder  of  any  Right
     Certificate  may  exercise the Rights evidenced
     thereby (except as  otherwise  provided herein)
     in  whole  or  part  at  any  time  after   the
     Distribution  Date  upon surrender of the Right
     Certificate,  with  the  form  of  election  to
     purchase  on  the  reverse  side  thereof  duly
     executed, to the Rights  Agent at the principal
     office  of  the  Rights  Agent,  together  with
     payment of the Purchase Price for each one one-
     hundredth of a Preferred Share  as to which the
     Rights  are  exercised,  at  or  prior  to  the
     earliest  of  (i)  the  close  of  business  on
     November   15,   1998  (the  "Final  Expiration
     Date"), (ii) the time  at  which the Rights are
     redeemed as provided in Section 23  hereof (the
     "Redemption  Date"),  (iii) the  time at  which
     such  rights  are  exchanged  as  provided   in
     Section 24 hereof, or (iv) immediately prior to the acceptance for purchase of Common Shares by Borden pursuant to the Offer (as such term is defined in the Merger Agreement).

     5. The Rights Agreement, as heretofore amended, is hereby further amended by adding the following new
Section 34 at the end:

     Section      34.        Borden     Transaction.
     Notwithstanding anything  in  this Agreement to
     the   contrary,   neither   (a) the   approval,
     execution,  delivery, amendment or consummation
     of any of the  transactions contemplated by the
     Merger Agreement  or  the  Tender  Agreement or
     (b) the  public  announcement  or making  of  a
     tender offer by Borden for Common Shares of the
     Company, or the acceptance for purchase of such
     shares  thereunder, shall cause (i)  Borden  to
     become  an   Acquiring  Person,  (ii) a  Shares
     Acquisition   Date   to   occur,   or   (iii) a
     Distribution Date  to  occur.  Any Distribution
     Date that might or could otherwise occur under this Agreement shall be indefinitely deferred until such time as the Board of Directors may otherwise determine.

     6. This Fourth Amendment to the Rights Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     7.   This Fourth Amendment to the  Rights  Agreement
may be executed in any number of counterparts and each of
such  counterparts  shall  for all purposes be deemed  an
original,  and  all  such  counterparts   shall  together
constitute but one and the same instrument.

     8.   Except  as  expressly  set  forth herein,  this
Fourth  Amendment to the Rights Agreement  shall  not  by
implication  or  otherwise alter, modify, amend or in any
way affect any of  the  terms,  conditions,  obligations,
covenants   or   agreements   contained   in  the  Rights
Agreement, as heretofore amended, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     IN WITNESS WHEREAS, the parties hereto have caused this Fourth Amendment to the Rights Agreement to be executed by their respective proper and duly authorized officers, as of the date first above written.

ATTEST:                                 MELAMINE CHEMICALS, INC.



By:  /s/ Wayne D. DeLeo                 By:  /s/ Frederic R. Huber
     -------------------------               --------------------------
     Wayne D. DeLeo, Vice President          Frederic R.Huber
     and Chief Financial Officer             President


ATTEST:                                 WACHOVIA BANK, N.A.



By:  /s/ Darrell V. Milton              By:  /s/ Molly A. Long
     ---------------------                   -----------------
Name:  Darrell V. Milton                Name:  Molly A. Long
Title:  Assistant Secretary             Title:  Senior Vice President